UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2018

CERUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Stanwell Drive Concord, California	94520
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 288-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 1, 2018, Bruce C. Cozadd, who served as a member of the Board of Directors (the “Board”) of Cerus Corporation (the “Company”) since November 2001, informed the Company of his intention to retire from the Board effective as of January 3, 2018. Mr. Cozadd’s decision to retire was precipitated by the recent hire of Daniel N. Swisher, Jr., the Chair of the Company’s Board, as the President and Chief Operating Officer of Jazz Pharmaceuticals plc, effective as of January 3, 2018. Mr. Cozadd is a co-founder of Jazz Pharmaceuticals plc and has served as its Chairman and Chief Executive Officer since April 2009. Mr. Cozadd’s decision to retire was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Cozadd served as a member of the Compensation Committee and the Audit Committee, a committee for which he served as chair until October 2017.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished with this report:

99.1	Letter of Resignation from Bruce C. Cozadd, dated January 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: January 5, 2018	By:	/s/ Chrystal N. Menard
Chrystal N. Menard
Chief Legal Officer and General Counsel

3